Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-190963, 333-236880, 333-253694) and Form F-3 (Nos. 333-251938, 333-253780) of Stratasys Ltd. of our report dated February 24, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 24, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited